UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2014

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e)  Darren Milliken, the Company’s former Senior Vice President, General Counsel and Corporate Secretary, resigned from the Company effective February 2, 2014.  In connection with Mr. Milliken’s resignation, the Company and Mr. Milliken entered into an Agreement for Consulting Services (“Consulting Agreement”) on February 3, 2014 whereby Mr. Milliken agreed to provide the Company with consulting services for a period of up to three months, effective beginning February 3, 2014.  Mr. Milliken will not receive any cash compensation under the Consulting Agreement but his existing equity awards will continue to vest during the term of the Consulting Agreement.

The Company will file the Consulting Agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.  The description set forth in this Item 5.02 is a summary and is therefore qualified in its entirety by the complete text of the Consulting Agreement when filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: February 7, 2014	By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Operations and Chief Financial Officer